Exhibit 23.2
AGCA, Inc. Certified Public Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-159950) of Nutrastar International Inc. and subsidiaries of our report dated March 25, 2010 which appears in this annual report on Form 10-K for the year ended December 31, 2010.

/s/AGCA, Inc.
Arcadia, California
March 28, 2011

735 W. Duarte Road, Arcadia, CA 91007
Phone: (626) 446-4000 • Fax: (626) 446-4002 • E-mail: info@agcacpa.com